                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.2

                               FIRST QUARTER 2004
                           Supplemental Financial Data

                                TABLE OF CONTENTS

                                                                                          Page
Consolidated Statements of Operations ...............................................       3
Calculation of Funds from Operations and Adjusted Funds From Operations ............        5
Same Store Results ..................................................................       6
Consolidated Balance Sheets .........................................................       8
Consolidated Debt Summary ...........................................................       9
Asset Sales Summary .................................................................      12
Capitalized Costs Summary ...........................................................      13
Investments in Unconsolidated Real Estate Entities ..................................      14
Net Asset Value Supplemental Information ............................................      15
Definitions and Reconciliations of Supplemental Non-GAAP Financial Measures .........      17

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company's actual results to differ materially from the expected results described in the Company's forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company's markets and the effect on occupancy and rental rates; the impact of competition on the Company's business, including competition for tenants and development locations; the Company's ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company's filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and may be discussed in subsequent filings with the SEC. These risk factors are specifically incorporated by reference into this document.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                  2

                              POST PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                              ----------------------------------
                                                                                    2004             2003
                                                                              ----------------------------------
REVENUES
  Rental .................................................................      $     71,247     $     68,865
  Other property revenues (1) ............................................             4,145            3,960
  Other ..................................................................                76              130
                                                                                ------------     ------------
   Total revenues ........................................................            75,468           72,955
                                                                                ------------     ------------
EXPENSES
  Property operating and maintenance (exclusive of items shown
   separately below) .....................................................            33,185           31,290
  Depreciation ...........................................................            21,186           20,290
  General and administrative .............................................             4,642            3,624
  Development costs and other (2) ........................................               535              567
  Severance charges (3) ..................................................                 -           19,712
                                                                                ------------     ------------
   Total expenses ........................................................            59,548           75,483
                                                                                ------------     ------------

OPERATING INCOME (LOSS) ..................................................            15,920           (2,528)

  Interest income ........................................................               180              234
  Interest expense .......................................................           (16,281)         (15,629)
  Amortization of deferred financing costs ...............................            (1,116)            (788)
  Equity in income (losses) of unconsolidated real estate entities .......               216             (393)
  Minority interest in consolidated property partnerships ................               272              334
  Minority interest of preferred unitholders .............................            (1,400)          (1,400)
  Minority interest of common unitholders ................................               473            2,623
                                                                                ------------     ------------
   LOSS FROM CONTINUING OPERATIONS .......................................            (1,736)         (17,547)
                                                                                ------------     ------------
DISCONTINUED OPERATIONS (4)
  Income (loss) from discontinued operations, net of minority interest ...             3,638           (9,132)
  Gains on property sales, net of minority interest ......................             1,509            6,091
                                                                                ------------     ------------
   INCOME (LOSS) FROM DISCONTINUED OPERATIONS ............................             5,147           (3,041)
                                                                                ------------     ------------
NET INCOME (LOSS) ........................................................             3,411          (20,588)
  Dividends to preferred shareholders ....................................            (2,597)          (2,862)
  Redemption costs on preferred stock ....................................            (1,716)               -
                                                                                ------------     ------------
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS ................................      $       (902)    $    (23,450)
                                                                                ============     ============

PER COMMON SHARE DATA - BASIC(5)
  Loss from continuing operations (net of preferred dividends
   and redemption costs) .................................................      $      (0.15)    $      (0.55)
  Income (loss) from discontinued operations .............................              0.13            (0.08)
                                                                                ------------     ------------
  Net loss available to common shareholders ..............................      $      (0.02)    $      (0.63)
                                                                                ============     ============
  Dividends declared .....................................................      $       0.45     $       0.45
                                                                                ============     ============
  Weighted average common shares outstanding - basic .....................            39,382           37,262
                                                                                ============     ============
  Weighted average common shares and units outstanding - basic ...........            42,461           42,049
                                                                                ============     ============
PER COMMON SHARE DATA - DILUTED (5)
  Loss from continuing operations (net of preferred dividends
   and redemption costs) .................................................      $      (0.15)    $      (0.55)
  Income (loss) from discontinued operations .............................              0.13            (0.08)
                                                                                ------------     ------------
  Net loss available to common shareholders ..............................      $      (0.02)    $      (0.63)
                                                                                ============     ============
  Dividends declared .....................................................      $       0.45     $       0.45
                                                                                ============     ============
  Weighted average common shares outstanding - diluted ...................            39,382           37,262
                                                                                ============     ============
  Weighted average common shares and units outstanding - diluted .........            42,461           42,049
                                                                                ============     ============

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                  3

                              POST PROPERTIES, INC.
                              NOTES TO CONSOLIDATED
                            STATEMENTS OF OPERATIONS

(1) Other property revenues include charges to residents for services, utility reimbursements from residents and other miscellaneous property revenues. In prior periods, utility reimbursements from residents were classified as reductions of property operating and maintenance expenses. Prior period amounts have been reclassified to conform with the current year presentation.

(2) Development costs and other expenses for the three months ended March 31, 2004 include development personnel and associated costs not allocable to development projects. Other expenses for the three months ended March 31, 2003 included legal expenses related to board of director governance and transition matters, the settlement costs related to the bankruptcy of a former technology investment and losses on the disposal of the Company's partial ownership interest in corporate aircraft.

(3) For the three months ended March 31, 2003, the Company recorded severance charges of $19,712 relating to the change in roles from executive to non-executive status of the Company's former chairman and vice chairman of the board of directors. The severance charges represented the discounted present value of the estimated payments to be made to these individuals under their existing employment arrangements.

(4) Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

     For the three months ended March 31, 2004, income from discontinued operations included the results of operations of 8 communities, containing 3,942 units, classified as held for sale at March 31, 2004 and the results of operations of one community sold in 2004 through its sale date. For the three months ended March 31, 2003, income from discontinued operations included the results of operations of all communities classified as held for sale at March 31, 2004, one community sold in 2004 and the results of operations of four communities sold in 2003 through their sale dates.

     The revenues and expenses of these communities for the three months ended March 31, 2004 and 2003 were as follows:

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                ----------------------------
                                                                                   2004             2003
                                                                                   ----             ----
REVENUES
 Rental ..............................................................          $     7,932      $    12,170
 Other ...............................................................                  698              833
                                                                                -----------      -----------
   Total revenues ....................................................                8,630           13,003
                                                                                -----------      -----------
EXPENSES
 Property operating and maintenance
   (exclusive of items shown separately below) .......................                3,785            5,082
 Depreciation ........................................................                    -            2,438
 Interest ............................................................                  923            1,671
 Asset impairment charge .............................................                    -           14,118
                                                                                -----------      -----------
   Total expenses ....................................................                4,708           23,309
                                                                                -----------      -----------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                                            3,922          (10,306)
 BEFORE MINORITY INTEREST ............................................
 Minority interest ...................................................                 (284)           1,174
                                                                                -----------      -----------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS  ..........................          $     3,638      $    (9,132)
                                                                                ===========      ===========

     In the first quarter of 2003, the Company recorded an asset impairment charge of $14,118 to write down the cost of the Company's apartment community located in Phoenix, Arizona to its estimated fair value. This impairment loss, originally reflected in continuing operations, was reclassified to discontinued operations to reflect the designation of this community as held for sale during the third quarter of 2003 and the final sale of the community in the fourth quarter of 2003.

     For the three months ended March 31, 2004, the Company recognized net gains from discontinued operations of $1,627 ($1,509 net of minority interest) from the sale of one community containing 398 units and certain land parcels. For the three months ended March 31, 2003, the Company recognized net gains from discontinued operations of $7,981 ($7,072 net of minority interest), on the sale of one community, containing 239 apartment units, reduced by losses of $1,106 ($981 net of minority interest) resulting from losses on the sale of certain land parcels and additional reserves to write-down to fair value certain other land parcels previously classified as held for sale.

(5) Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of March 31, 2004, there were 42,477,526 units of the Operating Partnership outstanding, of which 39,612,855 or 93.3% were owned by the Company. For the three months ended March 31, 2004, the potential dilution from the Company's outstanding stock options of 55,057 shares was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded form weighted average shares and units and the income (loss) per share calculations for the three months ended March 31, 2004.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                  4

                              POST PROPERTIES, INC.
                      CALCULATION OF FUNDS FROM OPERATIONS
       AND ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and adjusted funds from operations available to common shareholders is provided below.

                                                                                         THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                    ------------------------------
                                                                                        2004           2003 (1)
                                                                                        ----           --------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS .....................            $       (902)    $    (23,450)
  Minority interest of common unitholders - continuing operations ......                    (473)          (2,623)
  Minority interest in discontinued operations (2) .....................                     402             (391)
  Gains on property sales - discontinued operations ....................                  (1,627)          (6,875)
  Depreciation on wholly-owned real estate assets, net (3) .............                  20,039           21,618
  Depreciation on real estate assets held in unconsolidated entities ...                     327              466
                                                                                    ------------     ------------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS,
  AS DEFINED (A) .......................................................                  17,766          (11,255)
  Redemption costs on preferred stock ..................................                   1,716                -
  Severance charges ....................................................                       -           19,712
  Asset impairment charges  ............................................                       -           14,118
                                                                                    ------------     ------------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS,
  EXCLUDING PREFERRED STOCK REDEMPTION COSTS, SEVERANCE AND IMPAIRMENT
  CHARGES (B) ..........................................................            $     19,482     $     22,575
                                                                                    ============     ============

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS, AS DEFINED .....            $     17,766     $    (11,255)
  Recurring capital expenditures .......................................                  (2,422)          (1,462)
  Non-recurring capital expenditures ...................................                  (1,244)            (958)
                                                                                    ------------     ------------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS (4)
(C) ....................................................................                  14,100          (13,675)
  Redemption costs on preferred stock ..................................                   1,716                -
  Severance charges ....................................................                       -           19,712
  Asset impairment charges  ............................................                       -           14,118
                                                                                    ------------     ------------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS,
  EXCLUDING PREFERRED STOCK REDEMPTION COSTS, SEVERANCE AND IMPAIRMENT
  CHARGES (4) (D) ......................................................            $     15,816     $     20,155
                                                                                    ============     ============

PER COMMON SHARE DATA - BASIC
Funds from operations per share or unit, as defined (A/F) ..............            $       0.42     $      (0.27)
Adjusted funds from operations per share or unit, as defined (4) (C/F)..            $       0.33     $      (0.33)
Funds from operations per share or unit, excluding preferred stock
  redemption costs, severance and impairment charges (B/F) .............            $       0.46     $       0.54
Adjusted funds from operations per share or unit, excluding preferred
  stock redemption costs, severance and impairment charges (4) (D/F) ...            $       0.37     $       0.48
Dividends declared (E) .................................................            $       0.45     $       0.45
Weighted average shares outstanding ....................................                  39,382           37,262
Weighted average shares and units outstanding (F) ......................                  42,461           42,049

PER COMMON SHARE DATA - DILUTED
Funds from operations per share or unit, as defined (A/G) ..............            $       0.42     $      (0.27)
Adjusted funds from operations per share or unit, as defined (4) (C/G)..            $       0.33     $      (0.33)
Funds from operations per share or unit, excluding preferred stock
  redemption costs, severance and impairment charges (B/G) .............            $       0.46     $       0.54
Adjusted funds from operations per share or unit, excluding preferred
  stock redemption costs, severance and impairment charges (4) (D/G) ...            $       0.37     $       0.48
Dividends declared (E) .................................................            $       0.45     $       0.45
Weighted average shares outstanding (5) ................................                  39,437           37,262
Weighted average shares and units outstanding (5) (G) ..................                  42,516           42,049

(1) For the three months ended March 31, 2003, FFO available to common shareholders has been restated from the prior period presentation to reflect a reduction of $14,118 for impairment losses on real estate assets resulting from the NAREIT modification of the definition of FFO in 2003.

(2) Represents the minority interest in earnings and gains on properties held for sale and sold reported as discontinued operations for the periods presented.

(3) Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(4) Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $134 and $208 for the three months ended March 31, 2004 and 2003, respectively, are excluded from the calculation of adjusted funds from operations.

(5) Diluted weighted average shares and units for the three months ended March 31, 2004 include 55 shares and units, that were antidilutive to all income
     (loss) per share computations under generally accepted accounting principles.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                  5

                              POST PROPERTIES, INC.
                               SAME STORE RESULTS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

SAME STORE RESULTS

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 19 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 57 communities containing 21,954 apartment units which were fully stabilized as of January 1, 2003, is summarized as follows:

                                                                                    THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                ---------------------------
                                                                                    2004           2003          % CHANGE
                                                                                -----------     -----------      ---------
Rental and other revenues ............................................          $    64,709     $    64,944        (0.4)%
Property operating and maintenance expenses (excluding depreciation
  and amortization) ..................................................               25,274          23,881         5.8%
                                                                                -----------     -----------
Same store net operating income  .....................................          $    39,435     $    41,063        (4.0)%
                                                                                ===========     ===========
Capital expenditures (1)
   Recurring
   Carpet ............................................................          $       696     $       432        61.1%
   Other .............................................................                1,338             576       132.3%
                                                                                -----------     -----------
    Total recurring ..................................................                2,034           1,008       101.8%
  Non-recurring ......................................................                1,148             435       163.9%
                                                                                -----------     -----------
   Total capital expenditures (A) ....................................          $     3,182     $     1,443       120.5%
                                                                                ===========     ===========
  Total capital expenditures per unit (A/21,954 UNITS) ...............          $       145     $        66       119.7%
                                                                                ===========     ===========

Average monthly rental rate per unit (2) .............................          $       988     $     1,034        (4.4)%
                                                                                ===========     ===========

(1) See Table 3 on page 20 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2) Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

SAME STORE OPERATING RESULTS BY MARKET -
COMPARISON OF 2004 TO 2003
(Increase (decrease) from same period in prior year)

                                    THREE MONTHS ENDED
                                      MARCH 31, 2004
                   ------------------------------------------------------
                                                              AVERAGE
                                                              ECONOMIC
MARKET              REVENUES (1)   EXPENSES (1)   NOI (1)     OCCUPANCY
------              ------------   ------------   -------     ---------
Atlanta                (1.7)%          6.8%       (6.2)%        2.3%
Dallas                  0.6%           3.7%       (1.6)%        2.9%
Tampa                   3.2%          11.4%       (2.3)%        4.2%
Washington, DC          3.8%           5.2%        3.2%         2.7%
Charlotte               4.6%          (1.0)%       7.6%         4.9%
Other (2)              (3.3)%          5.4%       (8.8)%        0.7%

                       ----           ----        ----          ---
 Total                 (0.4)%          5.8%       (4.0)%        2.6%
                       ====           ====        ====          ===

(1) See Table 2 on page 19 for a reconciliation of these components of same store net operating income and Table 1 on page 19 for a reconciliation of same store net operating income to GAAP net income.

(2) Includes communities located in Orlando, FL; Houston, TX; Denver, CO and Nashville, TN.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                  6

SAME STORE OCCUPANCY BY MARKET

                                                       AVERAGE ECONOMIC
                                                        OCCUPANCY (1)
                                                      ------------------
                                                      THREE MONTHS ENDED         PHYSICAL
                                                           MARCH 31,           OCCUPANCY (2)
                      APARTMENT       % OF           --------------------       AT MARCH 31,
   MARKET               UNITS        UNITS            2004           2003           2004
   ------               -----        -----            ----           ----           ----
Atlanta                 11,886        54.1%           92.6%          90.3%          95.1%
Dallas                   4,353        19.8%           91.5%          88.6%          93.7%
Tampa                    1,439         6.6%           94.4%          90.2%          95.3%
Washington, DC           1,204         5.5%           97.3%          94.6%          97.4%
Charlotte                1,065         4.9%           94.0%          89.1%          96.9%
Other                    2,007         9.1%           90.7%          90.0%          94.1%

                        ------       -----            ----           ----           ----
Total                   21,954       100.0%           92.8%          90.2%          94.9%
                        ======       =====            ====           ====           ====

(1) Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for concessions and employee discounts. Average economic occupancy, including these amounts would have been 92.7% and 89.2% for the three months ended March 31, 2004 and 2003, respectively. For the three months ended March 31, 2004 and 2003, net concessions were $49 and $722, respectively, and employee discounts were $117 and $146, respectively.

(2) Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

SAME STORE SEQUENTIAL COMPARISON

                                                      THREE MONTHS ENDED       THREE MONTHS ENDED
                                                        MARCH 31, 2004          DECEMBER 31, 2003         % CHANGE
                                                        --------------          -----------------         --------
Rental and other revenues .....................           $   64,709                $   64,432               0.4%
Property operating and maintenance expenses
  (excluding depreciation and amortization) ...               25,274                    24,189               4.5%
                                                          ----------                ----------
Same store net operating income (1) ...........           $   39,435                $   40,243              (2.0)%
                                                          ==========                ==========
Average economic occupancy ....................                 92.8%                     92.9%             (0.1)%
                                                          ==========                ==========
Average monthly rental rate per unit ..........           $      988                $      993              (0.5)%
                                                          ==========                ==========

SEQUENTIAL SAME STORE OPERATING RESULTS BY MARKET -
COMPARISON OF FIRST QUARTER OF 2004 TO FOURTH QUARTER 2003
(Increase (decrease) between periods)

                                                                         AVERAGE
                                                                         ECONOMIC
   MARKET              REVENUES (1)    EXPENSES (1)       NOI (1)       OCCUPANCY
   ------              ------------    ------------       -------       ---------
Atlanta                   (0.2)%            3.1%           (2.1)%         (0.7)%
Dallas                     0.4%             4.9%           (2.9)%         (0.4)%
Tampa                      1.0%            15.3%           (7.9)%         (0.9)%
Washington, DC             2.0%             7.3%           (0.4)%          1.4%
Charlotte                  2.4%             3.6%            1.8%           1.3%
Other (2)                  1.3%             1.3%            1.3%           1.7%

                           ---              ---            ----           ----
 Total                     0.4%             4.5%           (2.0)%         (0.1)%
                           ===              ===            ====           ====

(1) See Table 2 on page 19 for a reconciliation of these components of same store net operating income and Table 1 on page 19 for a reconciliation of same store net operating income to GAAP net income (loss).

(2) Includes communities located in Orlando, FL; Houston, TX; Denver, CO and Nashville, TN.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                  7

                              POST PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
              (Dollars in thousands, except per share or unit data)

                                                                                   MARCH 31,              DECEMBER 31,
                                                                                     2004                    2003
                                                                                     ----                    ----
ASSETS
  Real estate assets
    Land ...................................................................      $   254,000             $   254,000
    Building and improvements ..............................................        1,884,387               1,883,582
    Furniture, fixtures and equipment ......................................          215,671                 214,002
    Construction in progress ...............................................           13,657                  12,946
    Land held for future development .......................................           13,375                  11,994
                                                                                  -----------             -----------
                                                                                    2,381,090               2,376,524
    Less: accumulated depreciation .........................................         (453,077)               (432,157)
    Assets held for sale, net of accumulated depreciation of $69,822 and
      $74,614 at March 31, 2004 and December 31, 2003 respectively .........          122,409                 145,238
                                                                                  -----------             -----------
    Total real estate assets ...............................................        2,050,422               2,089,605
  Investments in and advances to unconsolidated real estate entities .......           22,763                  74,786
  Cash and cash equivalents ................................................           16,947                   1,334
  Restricted cash ..........................................................            2,091                   2,065
  Deferred charges, net ....................................................           15,443                  12,285
  Other assets .............................................................           57,778                  35,376
                                                                                  -----------             -----------
    Total assets ...........................................................      $ 2,165,444             $ 2,215,451
                                                                                  ===========             ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable, including $119,085 of debt secured by assets held for
    sale at March 31, 2004 and December 31, 2003 ...........................      $ 1,198,629             $ 1,186,322
  Accrued interest payable .................................................           12,681                   6,923
  Dividend and distribution payable ........................................           19,582                  19,509
  Accounts payable and accrued expenses ....................................           65,144                  65,872
  Security deposits and prepaid rents ......................................            7,824                   7,890
                                                                                  -----------             -----------
  Total liabilities ........................................................        1,303,860               1,286,516
                                                                                  -----------             -----------
  Minority interest of preferred unitholders in Operating Partnership ......           70,000                  70,000
                                                                                  -----------             -----------
  Minority interest of common unitholders in Operating Partnership .........           47,287                  62,409
                                                                                  -----------             -----------
  Shareholders' equity
    Preferred stock, $.01 par value, 20,000,000 authorized:
    8 1/2 % Series A Cumulative Redeemable Shares, liquidation preference
     $50 per share, 900,000 shares issued and outstanding ..................                9                       9
    7 5/8 % Series B Cumulative Redeemable Shares, liquidation preference
     $25 per share, 2,000,000 shares issued and outstanding ................               20                      20
    7 5/8 % Series C Cumulative Redeemable Shares, liquidation preference
     $25 per share, 2,000,000 shares issued and outstanding ................               --                      20
    Common stock, $.01 par value, 100,000,000 authorized:
    39,676,204 and 39,676,204 shares issued, 39,612,855 and 38,686,315 shares outstanding at March 31, 2004 and December 31, 2003
     respectively ..........................................................              396                     396
  Additional paid-in capital ...............................................          765,304                 849,632
  Accumulated earnings .....................................................               --                      --
  Accumulated other comprehensive income ...................................          (14,451)                (12,362)
  Deferred compensation ....................................................           (4,746)                 (4,424)
                                                                                  -----------             -----------
                                                                                      746,532                 833,291
  Less common stock in treasury, at cost, 63,349 and 989,889 shares at
    March 31, 2004 and December 31, 2003, respectively .....................           (2,235)                (36,765)
                                                                                  -----------             -----------
  Total shareholders' equity ...............................................          744,297                 796,526
                                                                                  -----------             -----------
  Total liabilities and shareholders' equity ...............................      $ 2,165,444             $ 2,215,451
                                                                                  ===========             ===========

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                  8

                              POST PROPERTIES, INC.
                            CONSOLIDATED DEBT SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

SUMMARY OF OUTSTANDING DEBT AT MARCH 31, 2004

                                                                                             WEIGHTED AVERAGE RATE (1)
                                                                                            THREE MONTHS ENDED MARCH 31,
                                                                           PERCENTAGE       ----------------------------
             TYPE OF INDEBTEDNESS                          BALANCE          OF TOTAL           2004             2003
             --------------------                          -------          --------           ----             ----
Unsecured fixed rate senior notes .................     $    608,000          50.72%           7.43%            7.40%
Secured tax exempt variable rate notes (2) ........          214,380          17.89%           1.59%            1.70%
Secured conventional fixed rate notes .............          326,249          27.22%           6.50%            6.77%
Lines of credit  ..................................           50,000           4.17%           1.96%            2.10%
                                                        ------------         ------            ----             ----
                                                        $  1,198,629         100.00%           5.90%            5.75%
                                                        ============         ======            ====             ====

                                                                            PERCENTAGE
                                                           BALANCE        OF TOTAL DEBT
                                                           -------        -------------
Total fixed rate debt .............................     $    934,249          77.94%
Total variable rate debt ..........................          264,380          22.06%
                                                        ------------         ------
  Total debt ......................................     $  1,198,629         100.00%
                                                        ============         ======

DEBT MATURITIES

                                                                                   WEIGHTED AVERAGE RATE
        AGGREGATE DEBT MATURITIES BY YEAR (3)                AMOUNT                ON DEBT MATURITIES (1)
        -------------------------------------                ------                ----------------------
Remainder of 2004 ...................................    $     26,411                      7.04%
2005 ................................................         204,402 (4)                  7.83%
2006 ................................................          79,732                      6.98%
2007 ................................................         112,178                      7.16%
2008 ................................................           4,014                      6.52%
2009 and thereafter .................................         721,892 (4)                  5.34%
                                                         ------------
                                                         $  1,148,629
                                                         ============

DEBT STATISTICS

                                                                                               THREE MONTHS ENDED
                                                                                                     MARCH 31,
                                                                                           --------------------------
                                                                                              2004             2003
                                                                                              ----             ----
Interest coverage ratio (5)(6) ..............................................               2.3x (9)           2.4x
Fixed charge coverage ratio (5)(7) ..........................................               1.9x (9)           1.9x

Total debt as a % of undepreciated real estate assets (adjusted for joint
  venture partner's share of debt)  (8) .....................................               46.9%              47.3%
Total debt and preferred equity as % of undepreciated real estate assets
  (adjusted for joint venture partner's share of debt)  (8) .................               53.2%              55.2%

(1) Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended March 31, 2003 are based on the debt outstanding for that period.

(2) The Company has purchased interest rate cap arrangements that limit the Company's exposure to increases in the base rate to 5.00 percent.


(3) Excludes outstanding balances on lines of credit of $50,000 maturing in 2007. In January 2004 and April 2004, the Company refinanced its primary revolving lines of credit for 3-year terms maturing in January 2007.

(4) Aggregate debt maturities for years ended in 2009 and thereafter include $100,000 of Mandatory Par Put Remarketed Securities ("MOPPRS"). The MOPPRS mature in March 2015, but are subject to mandatory tender for remarketing in March 2005. In March 2005, if the remarketing dealer elects not to remarket the MOPPRS, the Company is required to redeem the MOPPRS at par. If the remarketing dealer elects to remarket the securities in March 2005, the interest rate on the MOPPRS will be established at a rate of 5.715% plus the Company's applicable credit spread for Company securities with similar maturities. The MOPPRS may be redeemed, at the Company's option, immediately prior to their remarketing in March 2005 at an optional redemption price equal to the outstanding principal balance plus a prepayment penalty.

(5)  Calculated for the three months ended March 31, 2004 and 2003.

(6) Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 20.

(7) Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 20.

(8)  A computation of the debt ratios is included in Table 5 on page 21.

(9) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the three months ended March 31, 2004 would be 2.5x and 2.0x, respectively.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                  9

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

FINANCIAL DEBT COVENANTS - SENIOR UNSECURED PUBLIC NOTES

                                                                         ACTUAL RATIO AS
                                                                                OF
                      COVENANT REQUIREMENT (1)                            MARCH 31, 2004
                      ------------------------                            --------------
Consolidated Debt to Total Assets cannot exceed 60% ..............             45%
Secured Debt to Total Assets cannot exceed 40% ...................             20%
Total Unencumbered Assets to Unsecured Debt must be
  at least 1.50/1 ................................................           2.83/1
Consolidated Income Available for Debt Service Charge
  must be at least 1.50/1 ........................................           2.47/1

(1) A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

RATIO OF CONSOLIDATED DEBT TO TOTAL ASSETS

                                                                              AS OF
                                                                         MARCH 31, 2004
                                                                         --------------
 Consolidated debt, per balance sheet (A) .......................         $ 1,198,629
                                                                         ============
 Total assets, as defined (B) (Table A) .........................         $ 2,672,780
                                                                         ============

 Computed ratio (A/B) ...........................................                  45%
                                                                         ============
 Required ratio (cannot exceed) .................................                  60%
                                                                         ============

RATIO OF SECURED DEBT TO TOTAL ASSETS

Secured conventional fixed rate notes ...........................         $   326,249
Secured tax exempt variable rate notes ..........................             214,380
                                                                          -----------
    Total secured debt (C) ......................................         $   540,629
                                                                          ===========

 Computed ratio (C/B) ...........................................                  20%
                                                                          ===========
 Required ratio (cannot exceed) .................................                  40%
                                                                          ===========

RATIO OF TOTAL UNENCUMBERED ASSETS TO UNSECURED DEBT

Consolidated debt, per balance sheet (A) ........................         $ 1,198,629
Total secured debt (C) ..........................................            (540,629)
                                                                          -----------
    Total unsecured debt (D) ....................................         $   658,000
                                                                          ===========
 Total unencumbered assets, as defined (E) (Table A) ............         $ 1,864,604
                                                                          ===========

 Computed ratio (E/D) ...........................................                2.83x
                                                                          ===========
 Required minimum ratio .........................................                1.50x
                                                                          ===========

RATIO OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE TO ANNUAL
  DEBT SERVICE CHARGE

Consolidated Income Available for Debt Service, as defined (F)
  (Table B) .....................................................         $   172,868
                                                                          ===========
Annual Debt Service Charge, as defined (G) (Table B) ............         $    69,900
                                                                          ===========

 Computed ratio (F/G) ...........................................                2.47x
                                                                          ===========
 Required minimum ratio .........................................                1.50x
                                                                          ===========

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 10

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

TABLE A

CALCULATION OF TOTAL ASSETS AND TOTAL UNENCUMBERED ASSETS FOR PUBLIC
  DEBT COVENANT COMPUTATIONS

                                                                           AS OF
                                                                       MARCH 31, 2004
                                                                       ---------------
Total real estate assets ........................................        $2,050,422

Add:
   Investments in unconsolidated real estate entities ...........            22,763
   Accumulated depreciation .....................................           453,077
   Accumulated depreciation - assets held for sale ..............            69,822
   Other tangible assets (cash, restricted cash,
   other assets, exclusive of receivables) ......................            76,696
                                                                         ----------
Total assets for public debt covenant computations ..............         2,672,780
Less:
   Encumbered real estate assets ................................           808,176
                                                                         ----------
Total unencumbered assets for public debt covenant computations..        $1,864,604
                                                                         ==========

TABLE B

CALCULATION OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE AND
  ANNUAL DEBT SERVICE CHARGE FOR PUBLIC DEBT COVENANT COMPUTATIONS(1)

                                                                         THREE MONTHS ENDED
         CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE                    MARCH 31, 2004
----------------------------------------------------------------------   ------------------
Net income ........................................................          $   3,411
Add:
  Minority interests ..............................................              1,329
                                                                             ---------
Income before minority interest ...................................              4,740

Add:
  Depreciation ....................................................             21,186
  Depreciation (company share) of assets held in unconsolidated
  entities ........................................................                327
  Depreciation of discontinued operations .........................                 --
  Amortization of deferred financing costs ........................              1,116
  Interest expense ................................................             16,281
  Interest expense (company share) of assets held in unconsolidated
  entities ........................................................                271
  Interest expense of discontinued operations .....................                923
Less:
  Gains on property sales (before minority interest) ..............             (1,627)
                                                                             ---------

Consolidated income available for debt service ....................          $  43,217
                                                                             =========

Consolidated income available for debt service (annualized) .......          $ 172,868
                                                                             =========

ANNUAL DEBT SERVICE CHARGE

Consolidated interest expense ......................................         $  16,281
 Interest expense (company share) of assets held in unconsolidated
entities ...........................................................               271
 Interest expense of discontinued operations .......................               923
                                                                             ---------
                                                                             $  17,475
                                                                             =========

 Annual debt service charge (interest expense annualized) ..........         $  69,900
                                                                             =========

(1) The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2004 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 11

                              POST PROPERTIES, INC.
                               ASSET SALES SUMMARY

                                                                            GROSS PROCEEDS        GROSS
  PROPERTY NAME/PERIOD                   LOCATION          YEAR BUILT          PER UNIT          PROCEEDS
  --------------------                   --------          ----------          --------          --------
Q1 2003
Post West Avenue(TM) (1)                 Austin, TX           2000             $ 126,360        $ 30,200,000 (2)

Q2 2003
Post Park(R)                            Atlanta, GA        1988-1990           $  78,156
Post Paseo Colorado                     Pasadena, CA          2002               250,639        $158,180,000 (3)(4)

Q3 2003
None

Q4 2003
Post Hackberry Creek(R)                  Dallas, TX        1988-1996           $  64,916
Post Roosevelt Square(TM) (5)            Phoenix AZ           2000                90,456        $ 64,497,000
                                                                                                ------------
  2003 YTD Total                                                                                $252,877,000
                                                                                                ============

Weighted Average Cap Rate -
   Apartment Assets - 2003                                                                               6.1%(6)
                                                                                                ============

Q1 2004
Post Townlake(R)                         Dallas, TX        1986-1987           $  56,212        $ 22,372,000 (7)
                                                                                                ============

Weighted Average Cap Rate -
   Apartment Assets - 2004                                                                               7.4%(6)
                                                                                                ============

(1)  Includes approximately 7,400 square feet of retail space.

(2) Excludes approximately $8.6 million in gross proceeds from the sale of land in Tampa, FL and Austin, TX.

(3) Includes gross proceeds of $98.0 million from the sale of a property held in joint venture. The company's share of the sale proceeds, including repayment of the company's construction loan to the joint venture, was approximately $75.0 million.

(4) Excludes approximately $2.6 million of gross proceeds from the sale of land in Dallas, TX.

(5)  Includes approximately 11,000 square feet of retail space.

(6) Based on prior calendar year's net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit), except for Post Paseo Colorado, a recently completed development, which is based on projected stabilized net operating income.

(7) Excludes approximately $2.1 million in gross proceeds from the sale of land in Dallas, TX and Tampa, FL.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 12

                              POST PROPERTIES, INC.
                            CAPITALIZED COSTS SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing as well as property management and leasing personnel expenses) of such communities.

A summary of community development improvements and other capitalized expenditures for the three months ended March 31, 2004 and 2003 is detailed below.

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                         ----------------------------------
                                                             2004              2003
                                                          ----------         --------
NEW COMMUNITY DEVELOPMENT AND ACQUISITION ACTIVITY ....     $   293          $14,112
NON-RECURRING CAPITAL EXPENDITURES
  Revenue generating additions and improvements (1) ...          26               89
  Other community additions and improvements (2) ......       1,244              958
RECURRING CAPITAL EXPENDITURES
  Carpet replacements and other community additions
   and improvements (3) ...............................       2,422            1,462
  Corporate additions and improvements ................         134              208
                                                            -------          -------
                                                            $ 4,119          $16,829
                                                            =======          =======
OTHER DATA
  Capitalized interest ................................     $   239          $ 1,869
                                                            =======          =======
  Capitalized personnel and associated costs (4) ......     $   249          $   600
                                                            =======          =======

(1) Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2) Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3) Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4) Reflects personnel and associated costs capitalized to construction and development activities.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 13

                              POST PROPERTIES, INC.
               INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

At March 31, 2004, the Company holds investments in three individual limited liability companies (the "Property LLCs") with an institutional investor. Each Property LLC owns a newly developed apartment community. At March 31, 2004, each of the apartment communities had achieved stabilized occupancy. The Company holds a 35% equity interest in the Property LLCs. The initial development costs of the apartment communities were funded through member equity contributions proportionate to the members' ownership interests and through construction financing provided by the Company.

The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company's investment over its equity in the underlying net assets of the Property LLCs was approximately $6,713 at March 31, 2004. This excess investment is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.

The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate is as follows:

                                                                          MARCH 31,       DECEMBER 31,
                      Balance Sheet Data                                     2004             2003
                      ------------------                                     ----             ----
Real estate assets, net of accumulated depreciation of $6,889 and
  $5,939, respectively .............................................       $126,652          $127,513

Cash and other .....................................................          4,830             2,516
                                                                           --------          --------
Total assets .......................................................       $131,482          $130,029
                                                                           ========          ========
Mortgage notes payable .............................................       $ 83,691          $ 33,763

Construction notes payable to Company (1) ..........................             --            53,769

Other liabilities ..................................................          1,818             1,742
                                                                           --------          --------
Total liabilities ..................................................         85,509            89,274

Members' equity ....................................................         45,973            40,755
                                                                           --------          --------
Total liabilities and members' equity ..............................       $131,482          $130,029
                                                                           ========          ========
Company's equity investment .......................................        $ 22,763          $ 21,017
                                                                           ========          ========
Company's share of notes payable ...................................       $ 29,292          $ 30,636
                                                                           ========          ========

                                                     THREE MONTHS ENDED
                                                           MARCH 31,
                                                  -------------------------
         Income Statement Data                     2004             2003
         ---------------------                     ----             ----
Revenue
   Rental ..............................          $ 3,248          $ 1,689
   Other ...............................              208              135
                                                  -------          -------
   Total revenues ......................            3,456            1,824
                                                  -------          -------
Expenses
   Property operating and maintenance ..            1,217            1,260
   Depreciation and amortization .......              950              895
   Interest ............................              773              708
                                                  -------          -------
   Total expenses ......................            2,940            2,863
                                                  -------          -------
Income (loss) from continuing operations              516           (1,039)

Loss from discontinued operations ......                -              (85)
                                                  -------          -------
Net income (loss) ......................          $   516          $(1,124)
                                                  =======          =======
Company's share of net income (loss) ...          $   216          $  (393)
                                                  =======          =======

(1) All of the Company's construction financing to these unconsolidated real estate entities is included in the Company's outstanding debt and total assets. At December 31, 2003, the venture partner's share of the construction loans was $34,950. All construction financing has been refinanced with permanent loans from unaffiliated entities as of March 31, 2004.

The loss from discontinued operations represents the operating results of an apartment community (held by a fourth Property LLC) that was sold in June 2003.

In March 2004, one of the Property LLCs repaid its outstanding construction note payable to the Company of $53,916 through the proceeds from a third-party non-recourse permanent mortgage note totaling $50,000 and from member equity contributions. The mortgage note bears interest at 4.13%, requires monthly interest payments and annual principal payment of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage notes payable bear interest at rates ranging from 4.04% to 4.28% and mature in 2008.

As part of the development and construction services agreements entered into between the Company and the Property LLCs, the Company guaranteed the maximum total amount for certain construction cost categories subject to aggregate limits. The Company's remaining maximum exposure for the fourth Property LLC totals approximately $5,200. The Company does not currently expect to be required to fund any guarantees relating to this Property LLC.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 14

                              POST PROPERTIES, INC.
                    NET ASSET VALUE SUPPLEMENTAL INFORMATION
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure, that the Company makes internally to calculate Net Asset Value ("NAV"). In addition, the company believes that investors and analysts use similar measures in estimating the company's NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the "As Adjusted" column is the corresponding number presented in the first column listed below. In the information below, the company presents Net Operating Income for the quarter ended March 31, 2004 for properties stabilized by the beginning of the quarter ended March 31, 2004 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended March 31, 2004 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares and units. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the company's assets over time and provide a useful measure for analyzing the company's trading price on the New York Stock Exchange.

FINANCIAL DATA
(In thousands)

                                                             THREE MONTHS ENDED                                 AS
                INCOME STATEMENT DATA                          MARCH 31, 2004           ADJUSTMENTS          ADJUSTED
                ---------------------                          --------------           -----------          --------
Rental revenues .....................................           $      71,247        $      4,178 (1)     $     75,425
Other property revenues .............................                   4,145                 510 (1)            4,655
                                                                -------------        ------------         ------------
     Total rental and other revenues (A) ............                  75,392               4,688               80,080
Property operating & maintenance expenses
   (excluding depreciation and amortization) (B) ....                  33,185              (1,877) (1)          31,308
                                                                -------------        ------------         ------------
Property net operating income (Table 1) (A-B) .......           $      42,207        $      6,565         $     48,772
                                                                =============        ============         ============

Apartment units represented .........................                  27,683                (726) (2)          26,957

                                                                    AS OF                                            AS
                   OTHER ASSET DATA                            MARCH 31, 2004              ADJUSTMENTS            ADJUSTED
                   ----------------                            --------------              -----------            --------
Cash & equivalents ..................................           $      16,947           $          -            $    16,947
Construction in progress ............................                  13,657                 92,071  (3)           105,728
Land held for development or sale ...................                  13,375                  7,064  (4)            20,439
Investments in and advances to unconsolidated real
   estate entities (including construction loans
   receivable) ......................................                  22,763                (22,763) (5)                 -
Other assets (6) ....................................                  59,869                      -                 59,869
Total assets of unconsolidated real estate entities
   (7) ..............................................                 131,482               (105,855) (7)            25,627

LIABILITY DATA
Tax-exempt debt .....................................                 214,380                      -                214,380
Other notes payable .................................                 984,249                      -                984,249
Other liabilities (8) ...............................                 105,231                      -                105,231
Total liabilities of unconsolidated
   real estate entities (9) .........................                  85,509                (55,581) (8)            29,928

OTHER DATA
Liquidation value of preferred shares ...............                  95,000                      -                 95,000
Liquidation value of preferred units ................                  70,000                      -                 70,000

Common shares outstanding ...........................                  39,613                      -                 39,613
Common units outstanding ............................                   2,865                      -                  2,865

(1) The adjustments reflect a reduction in rental revenues ($1,788) and other property revenues ($3) and property operating and maintenance expenses (excluding depreciation and amortization) ($474) from a property that had not reached a stabilized occupancy of 95% by March 31, 2004 (Post Toscana). The adjustments also include additions for the rental revenues ($7,196) and other property revenues ($650) and property operating and maintenance expenses (excluding depreciation and amortization) ($3,380) of held for sale properties included in discontinued operations and for the company's 35% share of rental revenues ($542) and other property revenues ($30) and property operating and maintenance expenses (excluding depreciation and amortization) ($235) from Post Biltmore and Post Peachtree, properties accounted for on the equity method of accounting. In addition, the adjustments reflect a reduction of rental revenues ($1,772) and other revenues ($167) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,678) relating to the company's corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,340).

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 15

(2) The adjustment reflects a reduction of total apartment units for properties that had not reached a stabilized occupancy of 95% by March 31, 2004 (Post Toscana(TM) and Post Massachusetts Avenue(TM) - 468 unit total reduction) and a reduction of 65% of the 276 units at Post Biltmore(TM) (179 unit reduction) and the 121 units at Post Peachtree(TM) (a 79 unit reduction) to adjust the Post Biltmore(TM) and Post Peachtree(TM) units to the company's 35% share of the units.

(3) The adjustment reflects the amount required for the "As Adjusted" amount to equal the aggregate cost investment in projects that had not reached a stabilized occupancy of 95% as of March 31, 2004 (Post Toscana(Tm)).

(4) The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(5) The "As of March 31, 2004" amount represents the Company's investment in and advances to unconsolidated entities. The adjustment reflects the company's equity investments in unconsolidated entities. The "As Adjusted" amount represents the construction loans receivable from the unconsolidated entities.

(6) These amounts consist of restricted cash and other assets, per the Company's balance sheet.

(7) The "As of March 31, 2004" amount represents total assets of unconsolidated entities. The adjustment includes the additions to add back the accumulated depreciation of such assets ($6,889) and a reduction for the venture partner's 65% share of assets before accumulated depreciation of Post Massachusetts Avenue(TM) ($45,976). The adjustment also includes a reduction for all of the undepreciated real estate assets ($65,152) and a reduction for the venture partners' 65% share of cash and other assets ($1,616) of the company's Post Biltmore(TM) and Post Peachtree(TM) projects as those projects reached stabilized occupancy prior to March 31, 2004. The "As Adjusted" amount represents the company's 35% share of undepreciated real estate assets of Post Massachusetts Avenue(TM) plus the company's 35% share of the cash and other assets of all of the unconsolidated entities.

(8) These amounts consist of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the company's balance sheet.

(9) The "As of March 31, 2004" amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner's 65% share of liabilities of unconsolidated entities. The "As Adjusted" amount represents the Company's 35% share of liabilities of unconsolidated entities.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 16

                              POST PROPERTIES, INC.
               NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

DEFINITIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

The company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, net income, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

     FUNDS FROM OPERATIONS - The company uses FFO as an operating measure. The company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. In October 2003, NAREIT issued additional guidance modifying the definition of FFO. The first modification revised the treatment of asset impairment losses and impairment losses incurred to write-down assets to their fair value at the date assets are classified as held for sale, to include such losses in FFO. Previously, such losses were excluded from FFO consistent with the treatment of gains and losses on property sales. The second modification clarified the treatment of original issue costs and premiums paid on preferred stock redemptions to deduct such costs and premiums in determining FFO available to common shareholders. This modification was consistent with the recently clarified treatment of these costs under GAAP. The company adopted the modifications to the definition of FFO effective with its reported results for the third quarter of 2003. Prior period and prior year presentations of FFO have been restated to conform with the revised definition of FFO. FFO presented in the company's press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The company's FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

     Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the company believes that FFO is a useful supplemental measure for comparing the company's results to those of other equity REITs. The company believes that the line on its consolidated statement of operations entitled "net income (loss) available to common shareholders" is the most directly comparable GAAP measure to FFO.

     ADJUSTED FUNDS FROM OPERATIONS - The company also uses adjusted funds from operations ("AFFO") as an operating measure. AFFO is defined as FFO less operating capital expenditures. The company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT's ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the company believes that AFFO is a useful supplemental measure for comparing the company to other equity REITs. The company believes that the line on its consolidated statement of operations entitled "net income (loss) available to common shareholders" is the most directly comparable GAAP measure to AFFO.

     PROPERTY NET OPERATING INCOME - The company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statement of operations entitled "net income (loss)" is the most directly comparable GAAP measure to NOI.

     SAME STORE CAPITAL EXPENDITURES - The company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the company's other operating segments consisting of communities stabilized in the prior year, lease-up communities, and sold communities in addition to same store information. Therefore, the company believes that the company's presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the company's consolidated statements of cash flows entitled "recurring capital expenditures" and "non-recurring capital expenditures."

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 17

     NET INCOME, FFO AND AFFO EXCLUDING CERTAIN CHARGES - The company uses net income, FFO and AFFO excluding certain severance, proxy and impairment charges as operating measures. The company reports net income, FFO and AFFO excluding certain charges as alternative financial measures of core operating performance. The company believes net income, FFO and AFFO before charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such charges. The company further believes that charges of the nature incurred in 2004 and 2003 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. In addition, the company believes the investment and analyst communities desire to understand the meaningful components of the company's performance and that these non-GAAP measures assist in providing such supplemental measures. The company believes that the most directly comparable GAAP financial measures to each of net income, FFO and AFFO, excluding certain charges, is the line on the company's consolidated statements of operations entitled "net income
     (loss) available to common shareholders."

     DEBT STATISTICS AND DEBT RATIOS - The company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio;
     (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the company's debt agreements, including, among others, the company's senior unsecured notes. In addition, the company presents these measures because the degree of leverage could affect the company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The company uses these measures internally as an indicator of liquidity and the company believes that these measures are also utilized by the investment and analyst communities to better understand the company's liquidity.

     ECONOMIC GAINS (LOSSES) ON PROPERTY SALES - The company uses economic gains losses on property sales as a supplemental measure of operating performance. Economic gains (losses) on property sales are defined as gains (losses) on property sales in accordance with GAAP, before accumulated depreciation and any prior period write-downs for asset impairment charges on such assets. The company believes economic gains (losses) on property sales is an important supplemental measure to gains (losses) on property sales in accordance with GAAP because it assists investors and analysts in understanding the relationship between the cash proceeds from the sale of an asset and the cash invested in that asset. The company believes the line on its consolidated statement of operations entitled "gains (losses) on property sales - discontinued operations" is the most directly comparable GAAP measure to economic gains (losses) on property sales.

     AVERAGE ECONOMIC OCCUPANCY - The company uses average economic occupancy as a statistical measure of operating performance. The company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 18

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

TABLE 1

RECONCILIATION OF SAME STORE NET OPERATING INCOME (NOI) TO GAAP NET INCOME (Dollars in thousands)

                                                                       THREE MONTHS ENDED
                                                        ------------------------------------------------
                                                         MARCH 31          MARCH 31,        DECEMBER 31,
                                                          2004               2003               2003
                                                          ----               ----               ----
Total same store NOI .........................          $ 39,435           $ 41,063           $ 40,243
Property NOI from other operating segments ...             2,772                472              2,024
                                                        --------           --------           --------
Consolidated property NOI ....................            42,207             41,535             42,267
Add (subtract):
   Other revenues ............................                76                130                 78
   Interest income ...........................               180                234                187
   Minority interest in consolidated property
    partnerships .............................               272                334                665
   Depreciation ..............................           (21,186)           (20,290)           (21,603)
   Interest ..................................           (16,281)           (15,629)           (15,914)
   Amortization of deferred loan costs .......            (1,116)              (788)              (962)
   General and administrative ................            (4,642)            (3,624)            (4,400)
   Development costs and other expenses ......              (535)              (567)            (1,298)
   Severance charges .........................                 -            (19,712)                 -
   Equity in income (losses) of
    unconsolidated entities ..................               216               (393)                23
   Minority interest of preferred unitholders             (1,400)            (1,400)            (1,400)
   Minority interest of common unitholders ...               473              2,623                393
                                                        --------           --------           --------
   Income (loss) from continuing operations ..            (1,736)           (17,547)            (1,964)
   Income (loss) from discontinued operations              5,147             (3,041)            10,669
                                                        --------           --------           --------
Net income (loss) ............................          $  3,411           $(20,588)          $  8,705
                                                        ========           ========           ========

TABLE 2

SAME STORE NET OPERATING INCOME (NOI) SUMMARY BY MARKET
(Dollars in thousands)

                                                                     THREE MONTHS ENDED
                                                      --------------------------------------------       1Q'04 VS        1Q'04 VS
                                                      MARCH 31,       MARCH 31,        DECEMBER 31,        1Q'03           4Q'03
                                                        2004            2003              2003           % CHANGE        % CHANGE
                                                        ----            ----              ----           --------        --------
Rental and other revenues
   Atlanta ...................................        $32,887          $33,467          $32,961            (1.7)%          (0.2)%
   Dallas ....................................         12,481           12,403           12,435             0.6%            0.4%
   Tampa .....................................          4,558            4,415            4,514             3.2%            1.0%
   Washington, DC ............................          5,364            5,166            5,257             3.8%            2.0%
   Charlotte .................................          3,151            3,012            3,078             4.6%            2.4%
   Other .....................................          6,268            6,481            6,187            (3.3)%           1.3%
                                                      -------          -------           ------
     Total rental and other revenues .........         64,709           64,944           64,432            (0.4)%           0.4%
                                                      -------          -------           ------

Property operating and maintenance expenses
  (exclusive of depreciation and
  amortization)
   Atlanta ...................................         12,352           11,569           11,979             6.8%            3.1%
   Dallas ....................................          5,429            5,237            5,174             3.7%            4.9%
   Tampa .....................................          1,990            1,787            1,726            11.4%           15.3%
   Washington, DC ............................          1,807            1,718            1,684             5.2%            7.3%
   Charlotte .................................          1,035            1,045              999            (1.0)%           3.6%
   Other .....................................          2,661            2,525            2,627             5.4%            1.3%
                                                      -------          -------           ------
     Total ...................................         25,274           23,881           24,189             5.8%            4.5%
                                                      -------          -------           ------

Net operating income
   Atlanta ...................................         20,535           21,898           20,982            (6.2)%          (2.1)%
   Dallas ....................................          7,052            2,628            2,788            (2.3)%          (7.9)%
   Washington, DC ............................          3,557            3,448            3,573             3.2%           (0.4)%
   Charlotte .................................          2,116            1,967            2,079             7.6%            1.8%
   Other .....................................          3,607            3,956            3,560            (8.8)%           1.3%
                                                      -------          -------           ------
     Total same store NOI ....................        $39,435          $41,063          $40,243            (4.0)%          (2.0)%
                                                      =======          =======          =======

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 19

TABLE 3

RECONCILIATION OF SEGMENT CASH FLOW DATA TO STATEMENTS OF CASH FLOWS (Dollars in thousands)

                                                                                        THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                  -------------------------------
                                                                                     2004               2003
                                                                                     ----               ----
Recurring capital expenditures by operating segment
Same store ............................................................          $      2,034        $      1,008
Partially stabilized ..................................................                    49                  10
Construction and lease-up .............................................                     7                   -
Other segments ........................................................                   332                 444
                                                                                 ------------        ------------
Total recurring capital expenditures per statements of cash flows .....          $      2,422        $      1,462
                                                                                 ============        ============

Non-recurring capital expenditures by operating segment
Same store ............................................................          $      1,148        $        435
Partially stabilized ..................................................                    19                   4
Construction and lease-up .............................................                     -                   -
Other segments ........................................................                    77                 519
                                                                                 ------------        ------------
Total non-recurring capital expenditures per statements of cash flows..          $      1,244        $        958
                                                                                 ============        ============

TABLE 4

COMPUTATION OF INTEREST AND FIXED CHARGE COVERAGE RATIOS
(Dollars in thousands)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                ----------------------------
                                                                                  2004               2003
                                                                                  ----               ----
Loss from continuing operations ......................................          $ (1,736)          $(17,547)

Minority interest of common unitholders ..............................              (473)            (2,623)
Minority interest of preferred unitholders ...........................             1,400              1,400
Depreciation expense .................................................            21,186             20,290
Depreciation (company share) of assets held in unconsolidated entities               327                466
Interest expense .....................................................            16,281             15,629
Interest expense (company share) of assets held in unconsolidated
  entities ...........................................................               271                405
Amortization of deferred financing costs .............................             1,116                788
Severance charges ....................................................                 -             19,712
                                                                                --------           --------

Income available for debt service (A) ................................          $ 38,372           $ 38,520
                                                                                ========           ========

Interest expense .....................................................          $ 16,281           $ 15,629
Interest expense (company share) of assets held in unconsolidated
  entities ...........................................................               271                405
                                                                                --------           --------
Interest expense for purposes of computation (B) .....................            16,552             16,034
Dividends and distributions to preferred shareholders and unitholders              3,997              4,262
                                                                                --------           --------
Fixed charges for purposes of computation (C) ........................          $ 20,549           $ 20,296
                                                                                ========           ========
Interest coverage ratio (A/B) (1) ....................................               2.3x               2.4x
                                                                                ========           ========
Fixed charge coverage ratio (A/C) (1) ................................               1.9x               1.9x
                                                                                ========           ========

(1) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the three months ended March 31, 2004 would be 2.5x and 2.0x, respectively.

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 20

TABLE 5
COMPUTATION OF DEBT RATIOS
(In thousands)

                                                                                             AS OF MARCH 31,
                                                                                             ---------------
                                                                                         2004                 2003
                                                                                         ----                 ----
Total real estate assets per balance sheet ...................................        $ 2,050,422           $ 2,210,379
Plus:
Company share of real estate assets held in unconsolidated entities ..........             44,329                69,678
Company share of accumulated depreciation - assets held in unconsolidated
entities .....................................................................              2,411                 1,637
Accumulated depreciation per balance sheet ...................................            453,077               448,341
Accumulated depreciation on assets held for sale .............................             69,822                16,336
                                                                                      -----------           -----------
Total undepreciated real estate assets (A) ...................................        $ 2,620,061           $ 2,746,371
                                                                                      ===========           ===========

Total debt per balance sheet .................................................        $ 1,198,629           $ 1,384,266
Plus:
Company share of debt held in unconsolidated entities ........................             29,292                 5,942
Less:
Joint venture partner's share of construction debt to the company ............                  -               (90,214)
                                                                                      -----------           -----------
Total debt (adjusted for joint venture partner's share of debt) (B) ..........        $ 1,227,921           $ 1,299,994
                                                                                      ===========           ===========

Total debt as a % of undepreciated real estate assets (adjusted for joint
  venture partner's share of debt) (B/A) .....................................               46.9%                 47.3%
                                                                                      ===========           ===========

Total debt per balance sheet .................................................        $ 1,198,629           $ 1,384,266
Plus:
Company share of debt held in unconsolidated entities ........................             29,292                 5,942
Preferred shares at liquidation value ........................................             95,000               145,000
Preferred units at liquidation value .........................................             70,000                70,000
Less:
Joint venture partner's share of construction debt to the company ............                -                 (90,214)
                                                                                      -----------           -----------
Total debt and preferred equity (adjusted for joint venture partner's share
  of debt) (C)................................................................        $ 1,392,921           $ 1,514,994
                                                                                      ===========           ===========
Total debt and preferred equity as a % of undepreciated assets (adjusted
  for joint venture partner's share of debt) (C/A) ...........................               53.2%                 55.2%
                                                                                      ===========           ===========

Copyright(C)2004 Post Apartment Homes, LP All Rights Reserved                 21